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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------


                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 23, 1999
                                (APRIL 16, 1999)



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)





          DELAWARE                       0-5751                  95-2594724
----------------------------    ------------------------    -------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)



                   4200 WEST CYPRESS STREET
                          SUITE 300
                        TAMPA, FLORIDA                        33607
           (Address of Principal Executive Offices)         (Zip Code)



        Registrant's telephone number, including area code: 813-876-5036



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ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         On April 23, 1999, the Registrant elected Ms. Mary Jane Johnson and Mr. Robert Landis as a Class I director and Class III director respectively. Ms. Johnson currently serves as Chief Executive Officer of Comprehensive Behavioral Care, Inc. She was previously employed by Merit Behavioral Care as Executive Director responsible for all managed care operations from 1993 through 1996. Prior to 1993, she served as director of Regional Quality Assurance for New York State Office of Mental Health. Ms. Johnson, a Registered Professional Nurse, has a Bachelors Degree in Nursing from the State University of New York and a Masters Degree in Business Administration from Adelphi University. Mr. Landis currently serves as Executive Vice President and Chief Financial Officer for the Company. Mr. Landis was previously employed at Maxicare Health Plans, Inc. where he served as Treasurer from 1988 after serving as the Assistant Treasurer since 1983. Mr. Landis is a Certified Public Accountant and holds a Bachelors Degree in Business Administration from University of Southern California and a Masters Degree in Business Administration from California State University. Mr. Street continues as a Class II director.

         Mr. A. Richard Pantuliano resigned as a Class III director and Messrs. William H. Boucher and J. Marvin Feigenbaum each resigned as a Class I director. In tendering their resignations, each confirmed that his resignation was not occasioned by any disagreement with any policies of the Company, but was occasioned for personal reasons.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                         COMPREHENSIVE CARE CORPORATION



                                         By: /s/ Chriss W. Street
                                            -----------------------------------
                                                 Chriss W. Street
                                                 Chairman, President, and
                                                 Chief Executive Officer


Date: April 23, 1999